Exhibit 10.1


                        IMPSAT FIBER NETWORKS, INC.
                         MANAGEMENT INCENTIVE PLAN


1. Establishment and Purpose of Plan. IMPSAT Fiber Networks, Inc. (the "Company") hereby establishes the Management Incentive Plan (the "Plan"). The purpose of the Plan is to help retain the valuable services of the Company's key employees by providing an incentive to Eligible Employees to remain employed by the Company.

2. Term. The Plan shall continue in effect until January 31, 2009, or, if earlier, the Payment Date (as defined in Section 4.5 hereof).

3. Definitions. The capitalized terms used in this Plan shall have the following meanings:

     3.1. "Affiliate" means a corporation, partnership, business trust, limited liability company or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Company, either directly or indirectly, and any other entity designated by the Committee in which the Company has a significant interest.

     3.2. "Cause" means, with respect to any Eligible Employee, any of the following events or contingencies: the Eligible Employee's
            (i) grossly negligent conduct or willful misconduct in connection with the execution of the Eligible Employee's duties to the Company that causes material and demonstrable injury to the Company or the Company's reputation, continuing thirty (30) days after written notice by the Chairman of the Board (or a majority of the members of the Board then holding office) to the Eligible Employee of the need to cure; (ii) willful failure or refusal to perform in any material respect the Eligible Employee's duties to the Company, provided the nonperformance continues uncorrected for a period of thirty (30) days after written notice thereof by the Chairman of the Board (or a majority of the members of the Board then holding office) to the Eligible Employee; (iii) theft, embezzlement, or dishonest conduct in connection with the Eligible Employee's employment;
            (iv) habitual alcohol or drug use that adversely affects the Eligible Employee's ability to perform his or her duties; or
            (v) conviction of a felony or other crime involving moral turpitude.

     3.3. "Change of Control" means the occurrence after the Effective Date of either of the following events: (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than any Existing Stockholder or its Affiliates, becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Voting Stock representing more than 30% of the total voting power of the Voting Stock of the Company on a fully-diluted basis and such ownership represents a greater percentage of the total voting power of the Voting Stock of the Company, on a fully-diluted basis, than is held in the aggregate by the Existing Stockholders and their Affiliates on such date; or (ii) individuals who on the Effective Date constitute the Board (together with any new directors whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board then in office who either were members of the Board on the Effective Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board then in office.

     3.4. "Closing Date" means the closing date of a single transaction or a series of related transactions constituting a Change of Control.

     3.5. "Common Stock" means the Company's common stock, par value $0.01 per share.

     3.6. "Compensation Committee" means the Compensation Committee of the Board of Directors of the Company.

     3.7. "Disability" means, with respect to any Eligible Employee, the inability due to a medical reason (other than a medical reason arising out of, or relating to, alcoholism or illegal drug abuse) of the Eligible Employee to fulfill his duties at the Company on a full-time basis for a period of either (i) 180 consecutive days, or (ii) 210 days in any 12-month period. Any question as to the existence of the Disability of the Eligible Employee as to which the Eligible Employee and the Company cannot agree shall be determined in writing by a qualified independent physician who is mutually acceptable to both the Eligible Employee and the Company. If the Eligible Employee and the Company cannot agree as to a qualified independent physician, each shall appoint a qualified physician and those two physicians shall select a third physician who shall make such determination in writing. The determination of Disability made in writing to the Company and the Eligible Employee shall be final and conclusive for purposes of this Plan.

     3.8. "Effective Date" means the date the Plan is adopted and approved by the Compensation Committee.

     3.9. "Eligible Employee" means an individual employed by the Company.

     3.10. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     3.11. "Existing Stockholders" means each holder of Common Stock, or of securities of the Company convertible into or exchangeable for Common Stock representing in the aggregate five percent (5%) or more of the Company's total Common Stock on a fully-diluted basis as of the Effective Date.

     3.12. "Incentive-Eligible Employee" means an Eligible Employee who has been designated by the Compensation Committee as being eligible to receive an Incentive Payment and who is a party to a Retention Agreement.

     3.13. "Retention Agreement" means the written agreement entered into between the Company and an Eligible Employee that sets forth the amounts of any incentive payments to which such employee may become entitled pursuant to the terms of this Plan.

     3.14. "Termination Without Cause" means a termination of the Eligible Employee's employment by the Company or its successors other than for Cause.

     3.15. "Vesting Date" means December 31, 2008, or, if earlier, the Closing Date.

     3.16. "Voting Stock" means with respect to any entity, capital stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such entity.

4.   Incentive Payments.

     4.1. Upon the Payment Date (as defined in Section 4.5 hereof), the Company shall pay to each Incentive-Eligible Employee who is actively employed by the Company on the Vesting Date, or whose employment has been terminated prior to the Vesting Date by reason of the employee's death, Disability, or a Termination Without Cause, a lump sum cash bonus (the "Incentive Payment").

     4.2. If the Vesting Date is December 31, 2008, the Compensation Committee will have the sole and absolute discretion to determine the amount, if any, of any Incentive Payment; provided, however, that the aggregate value of all bonuses awarded under this Plan may not exceed the aggregate amount described in Section 4.3 (the "Retention Bonus Pool"). If the Vesting Date is the Closing Date, the amount of an Incentive Payment shall be equal to the Incentive-Eligible Employee's "Allocated Percentage" (as defined in Section 4.4 hereof) of the Retention Bonus Pool.

     4.3. Determination of Retention Bonus Pool. The value of the Retention Bonus Pool shall be determined on the Vesting Date. The value of the Retention Bonus Pool will be equal to $1,650,000 multiplied by each dollar (or fraction thereof) by which the per-share price of the Company's Common Stock exceeds $7.00 (based on (i) if the Vesting Date is December 31, 2008, the average closing price during the thirty-day period ending on the Vesting Date, or (ii) if the Vesting Date is the Closing Date of a Change of Control, the price per share paid for the Company's Common Stock in the transaction (including the fair market value of any noncash consideration, as determined by the Compensation Committee in its sole discretion)). In the event of any recapitalization, stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event that affects the outstanding Common Stock of the Company such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of the Incentive-Eligible Employees, then the Compensation Committee shall make equitable changes or adjustments to the formula described above as determined in its sole discretion to be necessary or appropriate to prevent the dilution or enlargement of the Incentive-Eligible Employees' rights relating to the value of the Retention Bonus Pool.

     4.4. Upon the Effective Date, the Incentive-Eligible Employees shall be granted the right to receive the percentage (the "Allocated Percentage") of the Retention Bonus Pool as determined by the Compensation Committee (each such grant, an "Award"). An Incentive-Eligible Employee who is terminated for Cause or who terminates his or her employment for any reason prior to the Vesting Date shall forfeit his or her Award. The Allocated Percentage subject to any forfeited Award may be reallocated to any Eligible Employee by the Compensation Committee in its sole discretion.

     4.5. Payment Date. Any payment provided for in this Section 4 shall be payable by the Company in a lump sum in cash within thirty
            (30) days after the Vesting Date, or, in the event of a Change of Control, the Closing Date (the "Payment Date").

5.   Miscellaneous.

     5.1.   Successors and Assigns.

            (a) The obligations and liabilities of the Company hereunder and set forth in any Retention Agreement shall be binding upon any corporation or other entity acquiring all or substantially all the assets of the Company, whether by operation of law or otherwise, and the rights of the Company hereunder and set forth in any Retention Agreement shall inure to the benefit of any such corporation or other entity.

            (b) An Eligible Employee's rights and interests hereunder and under any Retention Agreement are not assignable or transferable except by will or by the laws of descent and distribution; provided, however, that the Eligible Employee may assign this agreement to a corporation of which the Eligible Employee is the sole beneficial owner, and benefits provided hereunder may inure to an Eligible Employee's legal personal representative(s).

     5.2. Governing Law. This Plan and the rights of all persons claiming hereunder or under any Retention Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without giving effect to the conflict of law principles thereof.

     5.3. Validity and Severability. The invalidity or unenforceability of any provision of the Plan or a Retention Agreement shall not affect the validity or enforceability of any other provision in such documents, which each shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     5.4. Withholding. All benefits and payments made pursuant to this Plan shall be subject to all applicable taxes and other amounts required to be withheld pursuant to federal, state or local law or otherwise.

     5.5. Non-Exclusivity of Rights. Except as otherwise provided in this Plan, nothing in this Plan shall prevent or limit an Eligible Employee's future participation in any benefit, bonus, incentive or other plan or program provided by the Company for which he or she may qualify, nor shall anything herein limit or reduce such rights (other than to assert an administrative expense claim for retention, incentive, bonus or severance awards or benefits) as he or she may have under any other agreements with the Company. Amounts which are vested benefits under any agreement, plan, program, policy or practice of the Company shall be payable in accordance with such agreement, plan, program, policy or practice. No additional compensation provided to an Eligible Employee under any agreement, benefit or compensation plans of the Company shall be deemed to modify or otherwise affect the terms or any of his or her entitlements hereunder. Notwithstanding the foregoing or any other Plan provision to the contrary, no Eligible Employee shall be entitled to any duplication of benefits by virtue of the adoption of this Plan.

     5.6. Notice. For the purposes of this Plan, notices and all other communications provided for in this Plan shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to IMPSAT Fiber Networks, Inc. shall be sent to IMPSAT Fiber Networks, Inc., Elvira Rawson de Dellepiane 150, 11th Floor, C1107BCA Buenos Aires, Argentina; Attention: President (Facsimile: 011-54115-170-3518). All notices and communications shall be deemed to have been received on the earlier of the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

     5.7. Administration. The Compensation Committee has full power and authority, in its sole discretion, to construe, interpret and administer this Plan. Decisions of the Compensation Committee shall be final, conclusive and binding on all parties.

APPROVED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON DECEMBER 28, 2005